CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of January 14, 2011 (the “Effective Date”), by and between ECOtality, Inc., a Nevada corporation (the “Company”), and E. Slade Mead, an individual (“Consultant”).

A.           The Company, is engaged, among other things, in the international production, marketing, sales and distribution of fast charging systems and other alternative energy technologies (the “Company Business”);

B.           The Company desires to have certain Services (as defined below) performed for it by Consultant, and Consultant has agreed to perform the Services for the Company under the terms and conditions set forth in this Agreement; and

C.           The Company desires to grant Consultant certain rights to attend and participate in a non-voting capacity in meetings of the Company’s Board of Directors (the “Board”).

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Section 1.                      Services and Term.

1.1                 Services.  Subject to the terms and conditions contained in this Agreement, the Company hereby engages Consultant as a consultant to provide advice to the Company on all matters relating to the Company Business, and to assist the Company in acquiring and maintaining relationships with government agencies that may be helpful to the Company Business. (the “Services”).

1.2                 Term.  The Company hereby engages Consultant, and Consultant hereby accepts the engagement, to provide the Services in accordance with this Agreement for the period commencing on the Effective Date and ending on January 31, 2012 or the earlier termination of this Agreement in accordance with Section 4 (the “Term”).

1.3                 Representations and Warranties.  Consultant represents and warrants that (a) the Services will be performed in a professional and workmanlike manner using reasonable care and skill and that none of the Services or any part of this Agreement is or will be inconsistent with any obligation Consultant may have to any third party, (b) all work under this Agreement shall be Consultant’s original work and none of the Services or Work Product (as defined below) will infringe, misappropriate or violate any intellectual property or other right of any person or entity, and (c) the Services and Work Product do not and will not violate any applicable laws, rules or regulations.  Consultant further represents and warrants that he has the power and authority to enter into this Agreement and to perform the Services contemplated by this Agreement.

Section 2.                      Board Observer Rights.

Subject to the limitations set forth in this Agreement, Consultant shall have the right (the “Board Observer Rights”) to (a) receive due notice of and to attend in person (or via telephone if members of the Board are permitted to participate telephonically), and participate (in a non-voting capacity) in discussions at all meetings of the Board, and (b) receive copies of all material documents and information furnished generally to the directors in their capacity as such in connection with any meeting of the Board or action to be taken by written consent; provided, that no defect or insufficiency in any notice to Consultant, nor any failure to provide any documents or information to Consultant, nor the absence of Consultant from any meeting of the Board shall affect the validity of any meeting or of any action taken at such meeting of the Board or by written consent.  Notwithstanding anything to the contrary in this Agreement, Consultant shall not have the right to vote on any matters on which directors are entitled to vote or to direct or require Company management to take any actions.

In addition to Board Observer Rights, Consultant will continue to serve at the discretion of the Board as the Company’s Omsbudsman. During the course of this contract, the Board may, at any time, with or without cause, terminate Consultant’s ombudsman services without having to comply with the provisions for terminating the entire contract.

Section 3.                      Compensation and Expenses

3.1        Compensation.  Consultant shall be entitled to receive the following compensation for his performance of the Services:

(a)           a fee equal to the amount paid to independent Board of Director members on a quarterly basis during the Term, beginning on January 14, 2011; and

(b)           if, during the Term, the Company grants any options to purchase common stock of the Company (“Stock Options”) to all of members of the Company’s Board as compensation for their service as directors, then, within ten days after such grant to the directors, Consultant shall receive Stock Options with identical price and vesting terms.  The number of Stock Options Consultant shall be entitled to receive under this Section 3.1 shall be equal to [the average number of stock options received by the directors.  Notwithstanding the foregoing, in no event shall Consultant receive compensation under this Section 3.1 in excess of $120,000, with any Stock Options Consultant receives valued using the Black-Scholes method.

3.2         Expenses.  In the event Consultant is required to incur certain expenses such as telephone, automobile, airfare, and related transportation expenses (the “Expenses”) as part of the performance of the Services or in connection with his Board Observer Rights, Consultant shall be entitled to reimbursement of such Expenses if Consultant obtains the Company’s prior written consent as to both the nature and amount of the Expenses.  Consultant shall have no authority to, and shall not, incur any expense for or on behalf of the Company without the Company’s prior written consent other than those expenses incurred to attend meetings of the Board of Directors or other events attended by Ecotality officers and directors.

Section 4.      Termination.

4.1            Termination for Breach.  If either party materially breaches any provision of this Agreement, the non-breaching party may terminate this Agreement immediately upon written notice to the breaching party.

4.2        Voluntary Termination.  This Agreement may be terminated at any time during the Term by the mutual written consent of both the Company and Consultant.

4.3         Effect of Termination.  Upon termination or expiration of this Agreement, (a) Consultant will have no obligation thereafter to perform the Services, (b) Consultant will no longer have Board Observer Rights in accordance with Section 2, (c) the Company will no longer have any obligation to pay Consultant the compensation described in Section 3.1, (d) the Company will have no obligation to reimburse Consultant for any Expenses incurred after the time of such termination or expiration of this Agreement, and (e) Consultant shall return to the Company, or upon the Company’s request destroy, all data, materials and other property of the Company in his possession or control, including all Confidential Information (as defined below), and upon request provide written certification of compliance with such request.

Section 5.                      Confidential Information.

5.1        Confidential Information. Consultant acknowledges that as a consultant to the Company and in connection with his Board Observer Rights he may have access to and will become acquainted with various trade secrets and other proprietary and confidential information of the Company (collectively, the “Confidential Information”), which may consist of, among other things, formulas, inventions, designs, equipment, devices, processes, compilations of information, records and specifications, names of customers, buying habits and practices of customers or potential customers of the Company, marketing methods and related data, names of vendors and suppliers, costs of materials, prices the Company obtains or has obtained or at which it sells or has sold its products or services, manufacturing and sales costs, data, lists or other written records used in the Company’s business, and compensation paid to the Company employees as well as other terms of employment.

5.2         Obligations.  Consultant agrees that he will not, and he will cause his Affiliates not to, at any time, whether during or subsequent to the Term, without the specific prior written consent of the Company in the particular case or except as required to provide the Services under this Agreement, directly or indirectly use, transfer, disclose or communicate to any person or entity any Confidential Information for any purpose.  For the purposes of this Agreement, “Affiliate” shall mean any person or entity controlling, controlled by or under common control with Consultant.

5.3          Exceptions.  In the event Consultant is required by law, regulation or legal process to disclose any of the Confidential Information, Consultant agrees to (a) give the Company, to the extent possible, advance notice prior to disclosure so the Company may contest the disclosure or seek a protective order, and (b) limit the disclosure to the minimum amount that is legally required to be disclosed.

Section 6.                      Proprietary Rights

6.1          Ownership of Work Product.  All work product, including but not limited to, all data, assessments, concepts, plans, inventions (whether or not patentable), discoveries, improvements, trade secrets, know-how, designs, formulas, processes, techniques, algorithms, information, ideas, software, object code, source, code, computer programs, interfaces and/or other copyrightable subject matter, conceived, developed or written by Consultant, either alone or in collaboration with third parties, relating to the Services to be provided under this Agreement, (collectively, “Work Product”), shall be the sole and exclusive property of the Company with all right, title and interest to such Work Product vesting in the Company.  The Company shall have the right to use the Work Product or any part thereof as it sees fit.

6.2      Assignment.  To the extent necessary, Consultant hereby irrevocably grants, assigns and transfers to the Company all right, title and interest in and to the Work Product.  The Company shall have the sole and exclusive worldwide right, title and interest in perpetuity to use and exploit all or any part of the Work Product.  Consultant agrees to assist the Company in obtaining any and all patents, trademarks, service marks and copyrights relating to inventions and to execute all documents and do all things necessary in connection therewith or to vest the Company with full and exclusive title to any Work Product and to protect the Work Product against infringement by others, all as and to the extent the Company may reasonably request.

6.3       Company Property.  All files, data, records, documents, drawings, specifications, equipment and similar items related to the Company’s business, whether prepared by Consultant or otherwise coming into Consultant’s possession, shall remain the exclusive property of the Company and nothing in this Agreement shall confer upon Consultant any right of ownership in such items.

Section 7.                      Indemnification.

To the maximum extent permitted by law, the Company shall indemnify and hold Consultant harmless from and against any liability, loss, judgment, fine, settlement, claim, liability and damage (collectively, “Claims”) incurred by Consultant arising out of any acts performed or omitted to be performed by Consultant during the Term or arising in connection with this Agreement (including, without limitation, Claims arising from or relating to Consultant’s Board Observer Rights), including costs, expenses and attorneys’ fees expended in the settlement or defense of any such Claims, which costs and expenses shall be paid as incurred, subject to the condition that, if, when and to the extent that it is so determined that Consultant would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Consultant and Consultant hereby agrees to reimburse the Company for all such amounts theretofore paid.  It is the intent of the parties that the Company indemnify Consultant for Claims arising from or related to his Board Observer Rights to the same extent that the Company indemnifies members of the Board for actions performed in their capacity as directors.

Section 8.                      Independent Contractor.

Consultant shall, with respect to this Agreement, be an independent contractor, and shall not be an agent or employee of the Company for any purpose whatsoever.  Consultant acknowledges that neither he nor any of his Affiliates is authorized to enter into any contract or assume any obligation on behalf of the Company without the prior written consent of the Company.  As an independent contractor, Consultant will not be entitled to participate in health, pension, stock option, bonus, vacation or other employee benefit plans of the Company or entitled to workers’ compensation insurance benefits from the Company, except as specifically provided in this Agreement.

Section 9.                      Nondisclosure and Standstill Agreement.

9.1      Nondisclosure.  Consultant agrees that any Confidential Information disclosed to him is solely for the purpose of rendering the Services and is not to be used by Consultant for any other purpose.

9.2       Market Standstill.  During the period commencing on the Effective Date and ending 60 days after the end of the Term (the “Standstill Period”), Consultant agrees that he will comply with the Insider Trading policies (to include designated Blackout Periods of the Company in performing any trading any securities of the Company.  For the avoidance of doubt, the parties intend that provisions of this Section 9.2 will survive any termination of this Agreement and understand that the Standstill Period will extend for a period that is longer than the Term.

Section 10.                      Miscellaneous.

10.1        Remedies.  The rights and remedies conferred on or reserved to a party in this Agreement shall not be deemed to be exclusive of any other right or remedy under law or equity of this Agreement.  The parties’ rights and remedies shall be cumulative.

10.2         Entire Agreement; Amendment.  This Agreement is the final, complete and entire agreement between the parties and it supersedes any and all prior or contemporaneous agreements, communications or representations between the parties, either oral or in writing, relating to the subject matter of this Agreement.  This Agreement may be modified or amended only by a written instrument signed by each party.

10.3          Assignment.  Neither party may assign its rights or delegate its obligations hereunder without the prior written consent of the other party.  Any such purported assignment in violation of this Section 10.4 shall be void and of no effect.

10.4          Notices.  All notices under this Agreement shall be in writing, and shall be deemed given (a) when personally delivered, (b) upon confirmed facsimile transmission, provided that a courtesy hard copy is also sent on the same day, with a copy of the fax confirmation receipt, to the recipient via a reputable overnight courier such as Federal Express, DHL, or UPS (which shall not constitute delivery), or (c) upon delivery by a reputable overnight commercial delivery service (such as Federal Express, DHL, or UPS).  Unless modified by either party pursuant to written notice to the other party, notices shall be communicated using the following contact information:

If to the Company:

ECOtality, Inc.
Four Embarcadero Center, Suite 3720
San Francisco, California  94111
Attention: Jonathan Read
Fax: (415) 992-3001

If to Consultant:

E. Slade Mead
24 Ravine Road
Pawling, NY 12564

10.5       Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

10.6       Governing Law.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

10.7       Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the Effective Date.

COMPANY:

ECOTALITY, INC.,
a Nevada corporation

By:  /s/ Barry S. Baer
Name: Barry S. Baer
Title: Secretary & Assistant Treasurer

CONSULTANT:

By:  /s/ E. Slade Mead
E. Slade Mead